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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT
                          As Updated December 31, 1999


                    Essex Savings Bank, F.S.B.
                    (State of Incorporation - North Carolina)

                    First Title Insurance Agency LLC
                    (State of Organization - Virginia)

                    Essex Home Mortgage Servicing Corporation
                    (State of Incorporation - Virginia)

                    E H Asset Disposition Corporation
                    (State of Incorporation - Virginia)